UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2008 (May 28, 2008)

Alliance One International, Inc.
(Exact name of registrant as specified in its charter)

Virginia	001-13684	54-1746567
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(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8001 Aerial Center Parkway Morrisville, NC 27560-8417 (Address of principal executive offices)

(919) 379-4300 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Alliance One International, Inc.

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 28, 2008, the Board of Directors of Alliance One International, Inc. (the “Company”) determined to waive the age restrictions contained in the Company’s Amended and Restated Bylaws (the “Bylaws”) and Corporate Governance Guidelines (the “Guidelines”), which provide that a director may not be nominated for election or elected to the Company’s Board after such person has attained 75 years of age.  The Board, upon recommendation from the Governance and Nominating Committee, waived these provisions with respect to its nomination of Mr. Joseph L. Lanier, Jr. for reelection to the Board.  Mr. Lanier will be 76 years of age as of the Company’s 2008 annual shareholders meeting, and has served on the Board of the Company and its predecessors since 1995.  The Board determined that, due to his valuable institutional knowledge of the Company and its business, Mr. Lanier’s continued service on the Board is in the best interest of the Company and its shareholders.  In connection with this waiver, the Company’s Board approved an amendment to the Company’s Bylaws to remove the age restriction contained therein, which restriction is substantially redundant with the age restriction contained in the Guidelines, which will be retained.  The amendment to the Bylaws is effective as of May 28, 2008.

The preceding description of the amendment to the Company’s bylaws is qualified in its entirety by the terms of the amended and restated bylaws, a complete copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits.

	3.1	Fourth Amended and Restated Bylaws of Alliance One International, Inc. (amended and restated through May 28, 2008).

Alliance One International, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 3, 2008	Alliance One International, Inc.
Registrant

/s/ Thomas G. Reynolds
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Thomas G. Reynolds Vice President - Controller (Chief Accounting Officer)

Alliance One International, Inc.

INDEX TO EXHIBITS

Exhibit No.	Description	Page No.

3.1	Fourth Amended and Restated Bylaws of Alliance One International, Inc. (amended and restated through May 28, 2008).	5 - 13

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